PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-96069


                     [HOLDRS INTERNET INFRASTRUCTURE logo]



                        1,000,000,000 Depositary Receipts
                    Internet Infrastructure HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006, relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Infrastructure HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Internet Infrastructure HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                         Primary
                                                              Share      Trading
                Name of Company (1)                 Ticker   Amounts     Market
     --------------------------------------------   ------   -------     ------
     Akamai Technologies Inc.                        AKAM        3       NASDAQ
     BEA Systems, Inc.                               BEAS       10       NASDAQ
     Infospace, Inc.                                 INSP       .8       NASDAQ
     InterNAP Network Services Corporation            IIP        5        AMEX
     NaviSite, Inc.                                  NAVI     0.1333     NASDAQ
     Openwave Systems Inc.                           OPWV    1.073667    NASDAQ
     RealNetworks, Inc.                              RNWK        6       NASDAQ
     VeriSign, Inc.                                  VRSN      6.15      NASDAQ
     Vignette Corporation                            VIGN       0.6      NASDAQ
     Vitria Technology, Inc.                         VITR        1       NASDAQ

         (1) Effective March 8, 2006, BroadVision Inc. (NASDAQ Ticker "BVSN"), a component of the Internet Infrastructure HOLDRS Trust, was delisted from trading on The Nasdaq National Stock Market. As a result, BroadVision Inc. will no longer be an underlying constituent of Internet Infrastructure HOLDRS. The Bank of New York distributed 0.01 BroadVision Inc. shares per 100 shares round lot of Internet Infrastructure HOLDRS.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2006.